ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT (the "Agreement"), is made this 30th day of October, 1998, by and among American Bingo & Gaming Corp., a Delaware corporation ("Purchaser"), Strike It Rich Bingo, Inc., a Texas corporation (the "Acquired Company"), and Gary Mike Ehler (the "Shareholders").

                              W I T N E S S E T H :

     WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which Purchaser will purchase from the Shareholders all of the issued and outstanding shares of the capital stock of the Acquired Company upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I.     DEFINITIONS.
       -----------

     Unless the context requires otherwise, capitalized terms used in this Agreement shall have the meaning set forth in the Glossary attached to this Agreement.

II.     STOCK  PURCHASE.
        ---------------

     2.1  Purchase  and Sale of  Stock.  Subject  to the  terms  and  conditions
          ----------------------------
hereinafter set forth, the Shareholders shall, at the Closing, sell, assign, transfer, convey and deliver to Purchaser, free and clear of all liens, claims, charges, security interests and other encumbrances of any nature whatsoever, all of the issued and outstanding shares of capital stock of the Acquired Company. Such sale, transfer, conveyance and delivery shall be evidenced by delivery of share certificates duly endorsed in blank (with signatures guaranteed and with all necessary transfer taxes paid or other revenue stamps affixed thereto).

     2.2  Purchase  Price.  Purchaser  shall pay as full  payment for all of the
          ---------------
shares of capital stock of the Acquired Company the following:

          (a) $215,000 in cash or cash equivalent, to be paid at the Closing;

          (b) Unregistered shares of Purchaser's Common Stock (the "ABG Common Stock") equal to $15,000 based on the closing price of such stock on October 29, 1998, which certificates for the ABG Common Stock shall be issued and delivered within forty-five days after the Closing Date; and

          (c) An adjustment to the cash portion of the purchase price which shall be paid by Purchaser to the Shareholders, or refunded by the Shareholders to Purchaser, as appropriate, within forty-five days after the Closing Date, which amount of the adjustment shall be calculated as follows: (i) add the Acquired Company's cash balance as of the Closing Date, (ii) add the accounts receivable of the Acquired Company as of the Closing Date, but only to the extent such accounts receivable relate to operations of the Acquired Company prior to the Closing Date and are collectible, and (iii) less all accounts payable and notes payable of the Acquired Company as of the Closing Date, including all invoices or statements issued after the Closing Date which relate to expenses or costs incurred in the operations of the Acquired Company prior to the Closing Date. The amount of such adjustment shall be calculated by Purchaser after the Closing Date and provided to the Shareholders with supporting documentation.

III.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  ACQUIRED  COMPANY  AND  THE
         ----------------------------------------------------------------------
         SHAREHOLDERS.
         ------------

     The Acquired Company and the Shareholders, jointly and severally, represent and warrant to Purchaser as follows:

3.1     Organization,  Standing  and  Foreign  Qualification.
        ----------------------------------------------------

               (a) The Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases.

               (b) The Acquired Company is duly registered to transact business and is in good standing in the jurisdictions listed in Exhibit 3.1,
                                                                    -----------
          and the character of the property owned or leased by the Acquired Company and the nature of the business conducted by it does not require such registration in any other jurisdiction.

3.2     Authority  and  Status.
        ----------------------

               (a) Each of the Shareholders and the Acquired Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person, except as set forth on Exhibits 3.10 or 3.11.
                                        ----------------------

               (b) The execution, delivery and performance by the Acquired Company of this Agreement and each and every other agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors of the Acquired Company and no further approvals on the part of the Acquired Company are required.

               (c) This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Acquired Company or any Shareholder in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Acquired Company and each Shareholder, as the case may be, enforceable against each of them in accordance with their respective terms.

               (d) The Acquired Company has provided Purchaser with true, correct and complete copies of the Articles of Incorporation and Bylaws of the Acquired Company and all amendments thereto, as presently in effect.

3.3     Capitalization;  Ownership.
        --------------------------

               (a) The entire authorized capital stock of the Acquired Company consists of 1,000,000 shares of Common Stock, $0.10 par value. Exhibit
                                                                         -------
          3.3 contains a true, accurate and complete listing of the total number
          ---
          of shares of Common Stock of the Acquired Company outstanding. Exhibit
                                                                         -------
          3.3 also  contains a true,  accurate and  complete  listing of all the
          ---
          shareholders of the Acquired Company, along with the number of shares owned by each shareholder and such shareholder's full name and mailing address.

               (b) All of the currently outstanding shares of Common Stock of the Acquired Company are duly authorized, validly issued, fully paid and nonassessable. The Common Stock of the Acquired Company is not subject to, and no shares of Common Stock of the Acquired Company have been issued in violation of, any preemptive rights or any right of first refusal or other similar right in favor of any Person.

               (c) The Shareholders have good and marketable title to their shares, free and clear of all liens, encumbrances, claims and other charges of every kind. The Shareholders have the full right to transfer their shares to Purchaser free and clear of all liens, encumbrances, claims and other charges of every kind and without violating any agreement or understanding to which the Acquired Company or the Shareholders or any of them are a party or by which they or any of them are bound.

               (d) Except as set forth on Exhibit 3.3,  there are no outstanding
                                          -----------
          options, warrants, calls, commitments or plans by the Acquired Company to issue any additional shares of its Common Stock, to pay any dividends on such shares or to purchase, redeem, or retire any outstanding shares of its Common Stock, nor are there outstanding any securities or obligations which are or may become convertible into or exchangeable for any shares of Common Stock of the Acquired Company. There are no voting trusts or other Contracts to which the Acquired Company or any of the Shareholders is a party or is bound with respect to the voting of the Common Stock of the Acquired Company.

     3.4 Absence of Equity Investments.  Except as described in Exhibit 3.4, the
         -----------------------------                          -----------
Acquired Company does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, joint venture, trust or other business enterprise. Except as described in Exhibit 3.4, none of the Shareholders,
                                       ------------
directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation (except as a stockholder holding an interest of less than one percent (1%) in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter-market), partnership, limited partnership, joint venture, trust or other business enterprise, all or any portion of the business of which is competitive or complementary with that of the Acquired Company.

     3.5  Corporate  Records.  The  minute  books of the  Acquired  Company  are
          ------------------
current, and include all entries required by Applicable Laws. All charter documents, including all amendments thereto and restatements thereof, and all minutes of meetings, resolutions and other proceedings of the Board of Directors and shareholders of the Acquired Company are duly signed by appropriate officers or directors, are otherwise complete and current in all respects, and the stock record book of the Acquired Company is complete and current. The Acquired Company has provided Purchaser with true, correct and complete copies of all such corporate records.

     3.6  Financial  Statements;  Liabilities  and  Obligations  of the Acquired
          ----------------------------------------------------------------------
Company.
-------

          (a) Included in Exhibit 3.6(a) are true,  correct and complete  copies
                          --------------
     of the Acquired Company's unaudited balance sheets as of December 31, 1996 and December 31, 1997 and the related statements of income for the years then ended (respectively, the "1996 and 1997 Financial Statements"). Also enclosed therein are true, correct, and complete copies of the Acquired Company's unaudited balance sheet as of September 30, 1998 and the related unaudited statement of income for the nine-month period then ended (the "Interim Financial Statements"). The 1996 and 1997 Financial Statements and the Interim Financial Statements (i) are complete; (ii) were prepared in accordance with the books of account and other financial records of the Acquired Company; (iii) have been prepared in accordance with generally accepted accounting principles (except that the Financial Statements do not contain any notes thereto) consistently applied; and (iv) fairly present the financial condition of the Acquired Company as of the respective dates thereof.

          (b) The Acquired Company has no liability or obligation (whether accrued, absolute, contingent or otherwise) except for (i) the liabilities and obligations of the Acquired Company that are disclosed on Exhibit
                                                                         -------
     3.6.(b) or reserved  against in the Interim  Financial  Statements,  to the
     -------
     extent and in the amounts so disclosed or reserved against, and (ii) liabilities incurred or accrued in the ordinary course of business since the date of the Interim Financial Statements, not to exceed $5,000, which liabilities do not, either individually or in the aggregate, have an adverse effect on the businesses, properties, rights, operations or financial condition of the Acquired Company, and (c) liabilities incurred in connection with the transactions referred to herein.

          (c) Except as disclosed in the Interim Financial Statements or Exhibit
                                                                         -------
     3.6(b),  the  Acquired  Company  is  not in  default  with  respect  to any
     ------
     liabilities or obligations, and all such liabilities or obligations shown or reflected in the Interim Financial Statements or Exhibit 3.6(b) and such
                                                         --------------
     liabilities incurred or accrued subsequent to the date of the Interim Financial Statements have been, or are being, paid and discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business except as indicated on Exhibit 3.6(b).
                                                                ---------------

          (d)  Except  as  disclosed  on  Exhibit  3.6(d),  there  are no loans,
                                          --------------
     advances or other like amounts, including any interest due thereon, from any shareholder, director, employee or former shareholder of the Acquired Company. Except as set forth on Exhibit 3.6(d), the Acquired Company does
                                      --------------
     not have any off-balance sheet undertakings, including, but not limited to, any guarantees (in any form whatsoever, including as a comfort letter), sureties, warranties or securities with regard to the performance of obligations contracted by third parties (including partners, shareholders, corporate officers or members of its staff). The Acquired Company is not participating in any portage operations, interest rate or exchange rate swap Contracts, or derivative transactions, nor is it bound by any Contracts made on a futures market.

          (e) All of the accounts receivable of the Acquired Company reflect actual transactions, have arisen in the ordinary course of business, are not subject to offset, deduction or counterclaim and will be collectible within three (3) months after the Closing Date at the aggregate recorded amounts thereof.

     3.7 Tax Returns.
     ---------------

          (a) The Acquired Company has timely and accurately filed all returns and reports as required by Applicable Laws with respect to Taxes and has timely paid all Taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns. All such returns and reports are correct and complete.

          (b) The tax basis of all assets of the Acquired Company as reflected on its books and records is correct and accurate for use in tax periods ending after the Closing Date.

          (c) Except as described  on Exhibit 3.7, the Acquired  Company is not,
                                      -----------
     and will not become, subject to any additional Taxes, interest, penalties or other similar charges as a result of the failure to file timely or accurately, as required by any Applicable Laws, any such return or report or to pay timely any amount shown to be due thereon, including, without limitation, any such Taxes, interest, penalties or charges resulting from the obtaining of an extension of time to file any return or to pay any Taxes.

          (d) No assessments or notices of deficiency or other communications have been received by the Acquired Company with respect to any such return or report for Taxes which have not been paid, discharged or fully reserved against in the Interim Financial Statements or disclosed on Exhibit 3.7,
                                                                    -----------
     and no amendments or applications for refund have been filed or are planned with respect to any such return or report.

          (e) There are no agreements between the Acquired Company and any Regulatory Authority waiving or extending any statute of limitations with respect to any return or report for Taxes, and the Acquired Company has not filed any consent or election including, without limitation, any election under Section 341(f) of the Code, other than such consents and elections, if any, reflected in the Acquired Company's federal income tax return for its taxable year ended December 31, 1997.

          (f) The Acquired Company has provided Purchaser with copies of all returns and reports for all open tax years prior to the date of this Agreement.

     3.8 Ownership of Tangible Assets and Leases.
         ---------------------------------------

          (a) Exhibit 3.8 sets forth a true,  accurate and  complete  list and a
              -----------
     brief description of all real property and tangible personal property, owned, leased or licensed by the Acquired Company or otherwise used in its business (such list identifying which of such properties are owned by the Acquired Company and all of the leases, licenses or agreements under which the Acquired Company is lessee or licensee of or holds or operates any property, real or personal, and the location of such property). Such property constitutes all properties and assets which are necessary to conduct the business of the Acquired Company.

          (b) The Acquired Company has good and marketable title to all of its property and assets, other than leased or licensed property, including those listed and described on Exhibit 3.8 as owned property and assets, in
                                   -----------
     each case free and clear of any Liens, except as disclosed on Exhibit 3.8.
                                                                   -----------

          (c) Neither the Acquired Company nor any of the Shareholders has received any payment from a lessor or licensor in connection with or as inducement for entering into a Contract in which the Acquired Company is a lessee or licensee.

          (d) All buildings, machinery, equipment and other real or tangible personal property owned or leased by the Acquired Company are in good operating condition and state of repair, subject only to ordinary wear and tear and are adequate and suitable for the purposes for which they are presently being used.

          (e) Except pursuant to this Agreement, the Acquired Company has not granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any items of the assets, properties or operations which are owned by the Acquired Company or which are used in connection with the business of the Acquired Company.

          (f) Except as set forth on Exhibit 3.8, no real property owned, leased
                                     -----------
     or used by the Acquired Company lies in an area which is, or to the knowledge of the Acquired Company or any Shareholder, will be, subject to zoning, use or building code restrictions which would prohibit, and the Acquired Company and the Shareholders are not aware of any facts relating to the acts of another person or entity or its ownership, leasing, licensing or use of any real or personal property which would prevent, the continued effective ownership, leasing and use of such real property by the Acquired Company in the businesses currently conducted and/or contemplated to be conducted.

     3.9  Agreement  Does Not  Violate  Other  Instruments.  Except as listed on
          ------------------------------------------------
Exhibit  3.9,  the  execution  and  delivery  by the  Acquired  Company  and the
------------
Shareholders of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby does not, and the consummation of the transactions contemplated hereby or thereby will not violate or conflict with (i) any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Acquired Company; (ii) any Applicable Laws to which the Acquired Company or any of the Shareholders is subject; (iii) any judgement, ruling, order, writ, injunction or decree of any court or of any Regulatory Authority to which the Acquired Company or any Shareholder is a party or bound or by which the Acquired Company's assets or business are affected; (iv) or constitute an occurrence of default under any provision of, or result in acceleration of any obligation under, or give rise to a contractual right by any party to terminate its obligations under any mortgage, deed of trust, conveyance to secure debt, note, bond, loan, lien, lease, agreement, instrument, or other Contract, to which the Acquired Company or any Shareholder is a party or is bound or by which the Acquired Company's assets or business are affected.

     3.10 Required Governmental  Consents.  Except as listed on Exhibit 3.10, no
          -------------------------------                       ------------
consent, approval, order, certification, permission or authorization of, notice to, exemption by, or registration, declaration, recording or filing with, any Regulatory Authority is required to be obtained or made by or with respect to the Acquired Company, any Shareholder or any assets, properties or operations of the Acquired Company in connection with the execution and delivery by the Acquired Company and the Shareholders of this Agreement or the consummation of the transactions contemplated hereby.

     3.11  Other  Required  Consents.  Except as set forth in Exhibit  3.11,  no
           -------------------------                          -------------
approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any Person (other than the governmental authorities addressed in Section 3.10) is necessary for (a) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by the Acquired Company and the Shareholders or the consummation by the Acquired Company and the Shareholders of the transactions contemplated hereby; or (b) the acquisition by Purchaser of all the capital stock of the Acquired Company.

     3.12 Absence of Changes.  Since December 31, 1997, the Acquired Company has
          ------------------
not, except as disclosed on Exhibit 3.12:
                            ------------

          (a) Transferred, assigned, conveyed or liquidated into current assets any of its assets or business or entered into any transaction or incurred any liability or obligation, other than in the ordinary course of its business;

          (b) Suffered any adverse change in its business, properties, rights, operations or financial condition (whether absolute, accrued, contingent or otherwise), or become aware of any event or state of facts which may result in any such adverse change;

          (c) Suffered any destruction, damage or loss, whether or not covered by insurance;

          (d) Suffered, permitted or incurred the imposition of any Lien, except for any current year lien with respect to personal or real property ad valorem taxes not yet due and payable;

          (e) Committed, suffered, permitted or incurred any default in any liability or obligation;

          (f) Made or agreed to any adverse change in the terms of any Contract or instrument to which it is a party;

          (g) Waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right which it has against others;

          (h) Declared, promised or made any distribution or other payment to its shareholders (other than reasonable compensation for services actually rendered and ordinary distributions made to the Shareholders due to the Acquired Company's status as an S corporation) or issued any additional shares or rights, options, warrants or calls with respect to the Acquired Company's shares (except as listed on Exhibit 3.3), or redeemed, purchased or otherwise acquired any of the Acquired Company's shares, or made any change whatsoever in the Acquired Company's capital structure;

          (i) Paid, agreed to pay or incurred any obligation for any payment for any contribution or other amount to, or with respect to, any employee Benefit Plan (except for the payment of health, disability and life insurance premiums which became due pursuant to the terms of applicable policies), or paid any bonus to, or granted any increase in the compensation of, the Acquired Company's directors, officers, agents or employees, or made any increase in the pension, retirement or other benefits of its directors, officers, agents or other employees;

          (j) Committed, suffered, permitted or incurred any transaction or event which would increase its tax liability for any prior taxable year;

          (k) Incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business;

          (l) Received any notices, or had reason to believe, that any supplier or customer has taken or contemplates any steps which could disrupt the business relationship of the Acquired Company with said supplier or customer or could result in the diminution in the value of the Acquired Company as a going concern;

          (m) Paid, agreed to pay or incurred any obligation for any payment of any indebtedness, except current liabilities incurred in the ordinary course of business and except for payments as they become due pursuant to Contracts referred to in Section 3.16;

          (n) Changed any accounting methods, practices or principles or systems of internal accounting controls;

          (o) Written off as uncollectible any notes or accounts receivable in excess of $5,000.00 in the aggregate;

          (p) Written down the value of any asset or investment on its books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice;

          (q) Adopted or made any change in any Benefit Plan;

          (r) Made any change in the customary methods of operations of the business of the Acquired Company, including but not limited to practices and policies relating to purchasing, inventory, marketing, selling or pricing;

          (s) Become aware, nor has any Shareholder become aware, of any fact which will have a material adverse effect or in the future (as far as the Acquired Company or any Shareholder can foresee) may have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Acquired Company which has not been disclosed to Purchaser in this Agreement; provided, however, that the Acquired Company and the Shareholders express no opinion as to political or economic matters of general applicability; or

          (t) Entered  into any  Contract to take any action  described  in this
     Section 3.12.

     3.13 Litigation. Except as otherwise set forth in Exhibit 3.13, there is no
          ----------                                   ------------
litigation, suit, action, indictment, claim, investigation, or administrative, arbitration or other proceedings (including grand jury investigations, actions or proceedings and workers' compensation suits, actions or proceedings) pending, proposed or threatened against or affecting the Shareholders, the Acquired Company or its officers, directors or employees and there exists no basis or grounds for any such suit, action, proceeding, claim or investigation. None of the items described in Exhibit 3.13, singly or in the aggregate, if pursued
                        -------------
and/or resulted in a judgment, would have an adverse effect on the businesses, properties, rights, operations or financial condition of the Acquired Company or the right of the Acquired Company or any Shareholder to consummate the transactions contemplated hereby, and neither the Acquired Company nor any of the Shareholders are aware of any valid grounds for the assertion of any such claim.

     3.14 Permits.  The Acquired  Company holds all Permits from all  Regulatory
          -------
Authorities necessary for the conduct of its business and the use of its assets. All such Permits held by the Acquired Company are listed on Exhibit 3.14, which
                                                             ------------
Exhibit 3.14 identifies those Permits  expiring within three months,  those that
------------
are conditional, and those that are temporary. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any Permit held by the Acquired Company and all such Permits will remain in full force and effect after consummation of the transactions contemplated by this Agreement. All applications for renewal of currently existing Permits for which renewal applications are required, have been timely filed.

     3.15 Court  Orders;  Compliance  with Laws.  Except as set forth in Exhibit
          -------------------------------------                          -------
3.15,  the Acquired  Company has  conducted  its business so as to comply in all
----
respects with all Applicable Laws. There is no outstanding judgment, order, writ, injunction, decree, stipulation or award (whether rendered by a court, a Regulatory Authority or by arbitration pursuant to a grievance or other procedure) against, affecting or relating to the Acquired Company, its business or its assets. The Acquired Company neither is presently charged with nor, to the knowledge of the Acquired Company and the Shareholders, is under investigation by any Regulatory Authority with respect to any actual or alleged violation of any Applicable Laws, nor is presently the subject of any pending or threatened adverse proceeding by any Regulatory Authority having jurisdiction over its business, assets or operations.

     3.16  Contracts,  Etc.  Exhibit 3.16 hereto consists of a true and complete
           ---------------   ------------
list of all Contracts  (other than those listed in Exhibits 3.8; 3.17; 3.19; and
                                                   -----------------------------
3.21), to which the Acquired  Company is a party and a brief  description of the
-----
subject matter of each such Contract. Except as set forth in Exhibits 3.8; 3.16;
                                                             -------------------
3.17; 3.19; or 3.21, the Acquired Company is not a party, or subject to,
-------------------
any  of  the  following:

          (a) Any Contracts, the consummation or performance of which would, either singly or in the aggregate, have an adverse impact upon its businesses, properties, rights, operations or financial condition;

          (b) Any Contract that is outside of the normal, ordinary and usual requirements of its business or, for Contracts involving amounts in excess of $5,000.00, at a price or prices in excess of those otherwise available at the time such Contract was entered into;

          (c) Any Contract that requires services to be provided or performed by the Acquired Company or which authorizes others to perform services for, through or on behalf of the Acquired Company;

          (d) Any Contract involving amounts in excess of $5,000.00 and involving an obligation that cannot be terminated on thirty (30) days notice;

          (e) Any Contract affecting the ownership or leasing of, title to or use of any interest in real or tangible personal property and any maintenance or service Contract relating to any real or tangible personal property;

          (f) Any note receivable;

          (g) Any Contract providing for payments based in any manner upon the sales, purchases, receipts, income or profits of the Acquired Company;

          (h) Any single Contract or sales or purchase order, which involves future payments, performance of services or delivery of goods and/or materials, to or by the Acquired Company with an amount or value in the aggregate in excess of Three Thousand Dollars ($3,000.00) (other than trade accounts payable incurred in the ordinary course of business with an amount or value not in excess of Six Thousand Dollars ($6,000.00));

          (i) Any franchise agreement, marketing agreement or royalty agreement, and with respect to each such agreement, Exhibit 3.16 sets forth the
                                                  -------------
     aggregate royalties or similar payments paid or payable by the Acquired Company as of the date hereof;

          (j) Any Contract with a creditor not made in the ordinary course of business or any Contract with a charity which has special terms or conditions;

          (k) Any Contract regarding employees or independent contractors (including without limitation any standard form contracts such as employee nondisclosure agreements or consultant/employee agreements), or for any continuing payment of any type or nature, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions. Exhibit 3.16 also includes a listing of any such agreements
                   ------------
     for which the standard form was modified. Other than the standard form agreements listed on Exhibit 3.16 and those listed variations from the
                           -------------
     standard form agreements, there are no other agreements of the type referred to in this Section 3.16(k);

          (l) Any plan or other arrangement providing for life insurance, pensions, stock rights, distributions, options, deferred compensation, retirement payments, profit sharing, medical reimbursements or other benefits for directors, officers, employees or independent contractors;

          (m) Any Contract restricting the Acquired Company from carrying on any business anywhere in the world;

          (n) Any  Contract  evidencing  or  related to  indebtedness  for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, subordination, conditional sale, lease-purchase, chattel mortgage or otherwise. Except as disclosed in
     Exhibit 3.16, no such indebtedness of the Acquired Company provides for any
     ------------
     prepayment penalty or premium or has any compensating balance requirements;

     (o) Any Contract with any labor organization;

     (p) Any policy of life, fire, liability, medical or other form of insurance;

     (q) Any order or written approval of any Regulatory Authority required to conduct the business;

     (r) Any Contract between any Shareholder and the Acquired Company; or

     (s) Any Contract, not of the type covered by any of the other items of this
Section 3.16, that is not in the ordinary course of business or that has an adverse impact on the business or assets of the Acquired Company.

          The Acquired Company has provided Purchaser with a true, correct and complete copy of each such Contract. All of the Contracts described in Exhibits 3.8; 3.16; 3.17; 3.19; or 3.21 are valid and binding upon the
     --------------------------------------------
     Acquired Company and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, subject to bankruptcy and other debtor relief laws, and neither the Acquired Company, nor any other party to any such Contract has breached any provision of, or is in default under, the terms thereof, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute such a breach or default by the Acquired Company or any other party thereto. No party to any such Contract has given notice of its intent to terminate or cancel any such Contract and none of the rights of the Acquired Company under such Contracts will be impaired by the delivery, execution and performance of this Agreement or the consummation of the transactions contemplated hereby. Except for terms specifically described in Exhibit 3.16, neither the Acquired Company nor any Shareholder has
        -------------
     received any payment from any contracting party in connection with or as an inducement for entering into any Contract.

     3.17  Intellectual  Property.  Exhibit 3.17 contains a complete list of all
           ----------------------   ------------
Intellectual Property. Except as indicated on Exhibit 3.17, the Acquired Company
                                              ------------
has valid, binding and enforceable title to, or in the case of Intellectual Property being licensed by the Acquired Company, has valid, binding and enforceable rights to use all Intellectual Property without any conflict with the rights or claims of others. The Acquired Company is the sole and exclusive owner of the Intellectual Property and has the sole and exclusive right to use the Intellectual Property listed thereon, in each case free and clear of any and all Liens and subject to no interference or other contest proceeding. The Acquired Company has not received any notice from any other person pertaining to or challenging the right of the Acquired Company to use any Intellectual Property. The Acquired Company has not granted any outstanding licenses or other rights, or any obligations to grant licenses or other rights, to any of the Intellectual Property. No claims have been made by the Acquired Company of any violation or infringement by any other Person of the rights of the Acquired Company with respect to any Intellectual Property of the Acquired Company, and there is no basis for the making of any such claim. The Acquired Company is not infringing or otherwise violating the rights of any other Person with respect to the intellectual property rights of such Person.

     3.18 Labor Matters.
          -------------

          (a)  Exhibit  3.18  sets  forth a list of all  current  employees  and
               -------------
     independent contractors of the Acquired Company and their current salaries or rates and any other compensation and the Acquired Company's salary increase guidelines. Exhibit 3.18 sets forth a true, correct and complete
                            ------------
     list of employer loans or advances from the Acquired Company to its employees.

          (b) Within the last three (3) years the Acquired Company has not been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or threatened to be called against it.

          (c) There is no, and since December 31, 1997, there has not been any, condition or state of facts which may affect the Acquired Company's relations with its employees and no employees of the Acquired Company, or group of employees, the loss of whom would have an adverse effect on the business of the Acquired Company, has notified the Acquired Company within the nine-month period prior to the date hereof of his or their intent to terminate his or their relationship with the Acquired Company, or make any demand for material payments or modifications of his or their arrangements with the Acquired Company. There has not been, and the Acquired Company and the Shareholders have no knowledge of, any adverse changes in relations with employees and independent contractors of the Acquired Company as a result of the transactions contemplated by this Agreement.

          (d) The Acquired Company's relationship with each Person that the Acquired Company treats, or had treated, as an independent contractor satisfies, or satisfied, the requirement under Applicable Law for treatment as an independent contractor.

          (e) The Acquired Company has conducted its business so as to comply in all respects with all Applicable Laws relating to immigration, naturalization and work permits, including the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder.

          (f) No present or former employee of the Acquired Company has any valid and enforceable claim under any Applicable Law, any employment agreement or otherwise, on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary for any period other than the current payroll period, (c) vacation or time off (or pay in lieu thereof), other than that earned in respect of the previous twelve months, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

          (g) There has not been filed with any state or federal court or Regulatory Authority any claim, action or proceeding against the Acquired Company arising out of any breach or violation by the Acquired Company of any Applicable Laws relating to discrimination in employment or employment practices or occupational safety and health standards.

     3.19 Benefit Plans.
          -------------

          (a) Exhibit  3.19 lists  every  pension,  retirement,  profit-sharing,
              -------------
     deferred compensation, stock option, employee stock ownership, severance pay, vacation, sick leave, leave without compensation, bonus or other incentive plan, any medical, vision, dental or other health plan, any life insurance plan or any other employee benefit plan or fringe benefit plan, any other written or unwritten employee program, arrangement, agreement or understanding, commitments or methods of contribution or compensation
     (whether arrived at through collective bargaining or otherwise), whether formal or informal, whether funded or unfunded, and whether legally binding or not, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, which is currently or previously adopted, maintained, sponsored in whole or in part, or contributed to by the Acquired Company or any ERISA Affiliate of the Acquired Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, shareholder, officer or consultant or other beneficiary of the Acquired Company or any ERISA Affiliate of the Acquired Company or under (or in connection with) which the Acquired Company or an ERISA Affiliate of the Acquired Company has any contingent or noncontingent liability of any kind whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan."

          (b) Exhibit 3.19 also lists,  with respect to all Benefit Plans listed
              ------------
     in Exhibit 3.19:  (a) all trust  agreements or other funding  arrangements,
        ------------
     including insurance contracts, all annuity contracts, financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions of memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto, (b) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, (c) all communications or other correspondence issued within the last six (6) years by any Regulatory Authority, including without limitation, the IRS, DOL and the PBGC with respect to such Benefit Plan, (d) annual reports or returns and audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (e) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Benefit Plans. Contemporaneous with the delivery of the Exhibits, the Acquired Company has delivered a true and complete copy of all such Benefit Plans, agreements, letters, rulings, opinions, letters, reports, returns, financial statements and summary plan descriptions described in Sections 3.19(a) or 3.19(b) hereof, certified as such by a duly authorized officer of the Acquired Company.

          (c) All the Benefit Plans and any related trusts subject to ERISA comply with and have been administered in compliance with the provisions of ERISA, all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and the Acquired Company has not received any notice from any Regulatory Authority or instrumentality questioning or challenging such compliance. All available governmental approvals for the Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of, related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred that will or could give rise to disqualification of any such Benefit Plan under Sections 401(a) or 501(a) of the Code or to a tax under
     Section 511 of the Code.

          (d) Neither the Acquired Company nor any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Acquired Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of the Acquired Company prior to the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.

          (e) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

          (f) Neither the Acquired Company nor any other "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
     Section 4975(e)(2) of the Code) of any Benefit Plan has engaged in any "prohibited transaction" (within the meaning of Sections 503(b) or 4975(c) of the Code or Section 406 of ERISA) with respect to such Benefit Plan, for which there is no statutory, regulatory or individual or class exemption. There has been no (a) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans that the Acquired Company or any ERISA Affiliate of the Acquired Company maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of the Acquired Company or any ERISA Affiliate of the Acquired Company now or formerly in existence.

          (g) For any ERISA Plan that is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such Benefit Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all participants in such Benefit Plan. For this purpose the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any Benefit Plan. As of the Closing Date, full payment will have been made of all amounts which the Acquired Company is required to have made at or prior to such time, under any Applicable Laws, as a contribution to any Benefit Plan of the Acquired Company or of an ERISA Affiliate of the Acquired Company, and no accumulated funding deficiency (as defined in ERISA Section 302 or Code Section 412), whether or not waived, will exist with respect to any Benefit Plan.

          (h) Except as described on Exhibit  3.19 as of the Closing  Date,  the
                                     -------------
     Acquired Company will have no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan that was not reflected in the Interim Financial Statements or that represents contributions required to be made under written terms of such Benefit Plan as of the Closing Date.

          (i) The Acquired Company does not maintain any Benefit Plan providing deferred or stock based compensation which is not reflected in the Interim Financial Statements.

          (j) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

          (k) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Acquired Company or any ERISA Affiliate of the Acquired Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Acquired Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

          (l) All Benefit Plans subject to Section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in good faith compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

          (m) No liability to the PBGC has been incurred as of the Closing Date by the Acquired Company or any ERISA Affiliate of the Acquired Company, except for PBGC insurance premiums, and all such insurance premiums incurred or accrued up to and including the Closing Date have been timely paid.

          (n)  Neither  the  Acquired  Company  or any  ERISA  Affiliate  of the
     Acquired Company maintains or has maintained, has contributed to or has been required to contribute to, a multi-employer plan (as defined in Section 3(37) of ERISA). No amount is due or owing from the Acquired Company on account of a multi-employer plan (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom.

          (o) All annual reports (as described in Section 103 of ERISA) and all Forms 5500 relating to the applicable provisions of the Code required to be filed in connection with one or more of the Benefit Plans have been timely and properly filed in accordance with applicable law.

     3.20  Environmental  Matters.  No real property now or previously  owned or
           ----------------------
used by the Acquired Company or now or previously owned or leased by the Acquired Company (the "Real Property") has been used by the Acquired Company or any other party for the handling, treatment, storage or disposal of any Hazardous Substance. No release, discharge, spillage or disposal into the environment of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Real Property. The Acquired Company has obtained all Permits which are required to be obtained by the Acquired Company under Applicable Laws relating to protection of the environment and has complied with all reporting requirements under any such Applicable Laws and Permits with respect to the Real Property. There are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or threatened with respect to the Real Property or otherwise against the Acquired Company in any court or before any Regulatory Authority or private arbitration tribunal and there is no basis for any such claim, action, suit, proceeding or investigation with respect to the Real Property or otherwise against the Acquired Company. There are no underground storage tanks on the Real Property. No building or other improvement included in the Real Property contains any asbestos or any asbestos-containing materials, and such buildings and improvements are free from radon contamination. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any Applicable Laws and petroleum, petroleum products and oil.

     3.21  Insurance.  Set forth in Exhibit 3.21 is a complete and accurate list
           ---------                ------------
and description of all insurance policies which the Acquired Company has maintained with respect to its businesses, properties or employees within the preceding thirty-six (36) months. Except as set forth in Exhibit 3.21, such
                                                            -------------
policies are in full force and effect and no event has occurred that would give any insurance carrier a right to cancel or terminate any such policy. To the best of the Acquired Company's and the Shareholders' knowledge, such policies are reasonably adequate to insure fully against risks to which the Acquired Company and its properties and assets are exposed in the operation of its business in such amounts and types of coverage as are commercially reasonable and are consistent with practices in the industry in which the Acquired Company operates. The Acquired Company has not received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect to any aforementioned policies and the Acquired Company is in compliance with all conditions contained therein. Exhibit 3.21 contains a true, correct and
                                       ------------
complete list of all pending claims by the Acquired Company (and all facts and circumstances known to the Acquired Company or the Shareholders which may give rise to any claim) under such insurance for an amount in excess of $10,000 in respect of any one claim. There are no pending claims against such insurance by the Acquired Company as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance that has not been properly filed by the Acquired Company. The Acquired Company has provided Purchaser with a true, correct and complete copy of all insurance policies presently in effect with respect to the properties, assets and businesses of the Acquired Company, including a statement identifying the expiration date of each such policy. Except as set forth in Exhibit 3.21, since
                                                             ------------
the date of the Interim Financial Statements, there has not been any change in the Acquired Company's relationship with its insurers or in the premiums payable pursuant to such policies.

     3.22 Related Party  Relationships.  Except as set forth in Exhibit 3.22, no
          ----------------------------                          ------------
shareholder of the Acquired Company, no affiliate or member of the immediate family of any such shareholder, and no officer or director or member of the immediate family of such officer or director of the Acquired Company possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any corporation, partnership, firm, association or business organization that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Acquired Company (except as a stockholder holding less than a one percent (1%) interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

     3.23 Questionable  Payments.  Neither the Acquired  Company,  any director,
          ----------------------
officer, agent, employee, nor other Person associated with or acting on behalf of such entities or individuals has, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful payments to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (ii) violated any provision of the Foreign Corrupt Practices Act of 1977; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entry on the books or records of the Acquired Company; (v) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vi) given any favor or gift which is not deductible for federal income tax purposes; and/or (vii) made any bribe, kickback, or other payment of a similar or comparable nature, that is unlawful, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     3.24 Bank Accounts; Power of Attorney.
          --------------------------------

          (a)  Exhibit  3.24 lists the names and address of every bank and other
               -------------
     financial institution in which the Acquired Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereof.

          (b) Exhibit  3.24 also lists the powers of  attorney  of the  Acquired
              -------------
     Company and all Persons authorized to act with respect thereto.

          3.25  Exhibits.  All Exhibits  attached  hereto are true,  correct and
                --------
     complete. Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed on such Exhibit and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

     3.26 Accuracy of  Warranties.  No  representation,  warranty,  or statement
          -----------------------
contained in this Agreement or in any certificate, schedule, list, exhibit or other instrument furnished or to be furnished to Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of any material fact.

IV.     INVESTMENT  REPRESENTATIONS  OF  EACH  SHAREHOLDER  AND RELATED MATTERS.
        -----------------------------------------------------------------------

     Each Shareholder hereby represents, warrants and covenants to Purchaser as follows:

     4.1 Investment Representations.
         --------------------------

          (a) Each Shareholder hereby confirms that the ABG Common Stock to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution or public offering of any part thereof within the meaning of the Securities Act of 1933 or the securities or blue sky laws of any state, and that it has no present intention of selling, granting, participating in, or otherwise distributing the same. By executing this Agreement, each Shareholder further represents that it does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer or grant participation to such Person, or to any third person, with respect to any of the ABG Common Stock.

          (b) Each Shareholder is an "accredited investor," is experienced in evaluating companies such as Purchaser, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment and hold the ABG Common Stock for a substantial period of time. Each Shareholder has had access, during the course of the negotiation of the transactions contemplated hereby and prior to its receipt of ABG Common Stock, to all such information as it deemed necessary or appropriate and that it has had, during the course of the negotiation of the transactions contemplated hereby and prior to its receipt of ABG Common Stock, the opportunity to ask questions of, and receive answers from, Purchaser concerning the terms and conditions of this offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

     4.2  Evidence  of  Compliance  with  Private   Offering   Exception.   Each
          --------------------------------------------------------------
Shareholder agrees to provide such other reasonable evidence as counsel for Purchaser may request in order to evidence the private offering nature of the distribution of the ABG Common Stock received pursuant to this Agreement.

     4.3  Restrictions  on Disposition  of Shares.  The shares of the ABG Common
          ---------------------------------------
Stock to be issued to the Shareholders in connection with the transactions contemplated by this Agreement will not have been registered under the Securities Act of 1933 or any applicable securities or blue sky laws of any state, and may be resold by a Shareholder only after registration under the Securities Act of 1933 and any applicable securities or blue sky laws of any state, or under an available exemption. The certificates for the ABG Common Stock shall bear an appropriate legend noting that the shares represented by each certificate have not been registered under the Securities Act of 1933 or any applicable securities or blue sky laws of any state, and as such are subject to restrictions on resale. Each Shareholder agrees that the ABG Common Stock will not be disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933 and any applicable securities or blue sky laws of any state, or (ii) in any other transaction which is exempt from registration under the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder and any applicable securities or blue sky laws of any state. Each Shareholder further agrees (i) that no such sale, conveyance or disposition of the ABG Common Stock shall occur for a period of twelve months after Closing, (ii) that no more than one-third of the ABG Common Stock shall be sold during the period between the first anniversary and the second anniversary of Closing, (iii) that no more than one-third of the ABG Common Stock shall be sold during the period between the second anniversary and the third anniversary of Closing, and (iv) that no more than one-third of the ABG Common Stock shall be sold during the period between the third anniversary and the fourth anniversary of Closing. In order to effectuate the covenants of this subsection, an appropriate legend will be placed upon each of the certificates for the ABG Common Stock, and stop transfer instructions shall be placed with the transfer agent for such shares. Such legend shall be removed from the respective certificates as appropriate upon reaching the respective anniversary date that terminates the restriction.

     4.4 Extension of Lease. The  Shareholders  agree that prior to and/or after
         ------------------
the Closing they shall, on behalf of Purchaser, negotiate with the landlord to obtain a favorable extension to the existing real property lease on the real property utilized by the Acquired Company, which extension is intended to ensure that the real property lease has a minimum of three years remaining on the original lease with renewal options which may extend the terms of such lease for up to at least ten additional years.

V.     REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER.
       -----------------------------------------------

     Purchaser   represents  and  warrants  to  the  Acquired  Company  and  the
Shareholders as follows:

     5.1  Organization  and Standing.  Purchaser is a duly organized and validly
          --------------------------
existing corporation in good standing under the laws of the State of Delaware.

     5.2 Corporate Power and Authority.
         -----------------------------

          (a) Purchaser has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person.

          (b) The execution, delivery and performance by Purchaser of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by its Board of Directors.

          (c) This Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Purchaser, enforceable against it in accordance with their respective terms.

     5.3 Agreement  Does Not Violate Other  Instruments.  Except as set forth on
         ----------------------------------------------
Exhibit 5.3, the execution  and delivery by Purchaser of this  Agreement and the
-----------
other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby do not, and, the consummation of the transactions contemplated hereby will not, violate or conflict with (i) any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser, (ii) any Applicable Laws to which Purchaser is subject;
(iii) any judgment, ruling, order, writ, injunction or decree of any court or of any Regulatory Authority to which Purchaser is a party or bound or by which any of its assets are affected; (iv) or constitute an occurrence of default under any provision of, or result in acceleration of any obligation under, or give rise to a contractual right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, bond, loan, lien, lease, agreement, instrument, or other Contract to which Purchaser is a party or is bound or by which any of its assets are affected.

     5.4  Required   Governmental   Consents.  No  consent,   approval,   order,
          ----------------------------------
certification, permission or authorization of, notice to, exemption by, or registration, declaration, recording or filing with, any Regulatory Authority is required to be obtained or made by or with respect to Purchaser or any assets, properties or operations of Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

     5.5 ABG Common  Stock.  The issuance and delivery by Purchaser of shares of
         -----------------
the ABG Common Stock in connection with the transactions contemplated by this Agreement will be, as of the Closing Date, duly authorized by all necessary corporate action on the part of Purchaser. The shares of ABG Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

VI.     COVENANTS  AND  AGREEMENTS OF THE ACQUIRED COMPANY AND THE SHAREHOLDERS.
        -----------------------------------------------------------------------

     6.1 Acquired  Company  Actions.  The Acquired  Company and the Shareholders
         --------------------------
hereby consent to the transaction contemplated hereby and represent that the Board of Directors of the Acquired Company, by unanimous vote of all directors present at a meeting duly called and held, has (a) determined that the transaction contemplated hereby is fair to the shareholders of the Acquired Company and is in the best interests of the shareholders of the Acquired Company and (b) resolved to recommend approval of the transaction contemplated hereby to the shareholders of the Acquired Company.

     6.2  Conduct  of  Business  -  Negative  Covenants.  From  the date of this
          ---------------------------------------------
Agreement until the earlier of the Closing Date or until the termination of this Agreement, the Acquired Company and the Shareholders covenant and agree that the Acquired Company shall, and the Shareholders shall cause the Acquired Company to, carry on its business in the ordinary course and maintain and preserve its organization, goodwill and properties and not take any action inconsistent therewith or with the consummation of the transactions contemplated by this Agreement. In this connection, the Acquired Company will not, and the Shareholders shall cause the Acquired Company not to, do or agree or commit to do, any of the following without the prior written consent of Purchaser:

          (a) amend its articles of incorporation or bylaws;

          (b) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or any securities convertible into any shares of its capital stock;

          (c) declare or pay any dividend whether in cash, stock or otherwise or make or agree to make any other distribution to its shareholders other than any ordinary distributions made to the Shareholders due to the Acquired Corporation's status as an S corporation;

          (d) organize any subsidiary, acquire any capital stock or other equity securities of any corporation, or acquire any equity or ownership interest in any business;

          (e) mortgage, pledge, or otherwise encumber or dispose of any of its assets other than in the ordinary course of business;

          (f) incur any additional indebtedness except in the ordinary course of business;

          (g) grant any general increase in compensation to its employees as a class or to its officers, except in accordance with past practice; pay any bonus; grant any increase in fees or other increases in compensation or other benefits to any of its directors; or effect any change in retirement benefits for any class of its employees or officers;

          (h) amend any existing employment Contract between the Acquired Company and any individual to increase the compensation or benefits payable thereunder or enter into any new employment Contract with any Person;

          (i) adopt any new employee benefit plan or make any change in or to any existing Benefit Plans;

          (j) (i) utilize accounting principles different from those used in the preparation of the 1996 and 1997 Financial Statements, (ii) change in any manner its method of maintaining its books of account and records from such methods as in effect on December 31, 1997, or (iii) accelerate booking of revenues or the deferral of expenses, other than as shall be consistent with past practice and in the ordinary course of business;

          (k) suffer, permit or incur any of the transactions or events described in Section 3.12 hereof, or, other than as shall be consistent with past practice and in the ordinary course of business, enter into any contract, commitment, arrangement or transaction of the type described in
     Section 3.16 hereof;

          (l) engage in any transaction or event which could adversely effect the value of the Acquired Company's business;

          (m) grant or agree to grant any stock option, warrant or other right to purchase any security of the Acquired Company or issue any security convertible into such securities;

          (n) make any contribution to or distribution from any employee benefit plan, pension plan, stock bonus plan, 401(k) plan or profit sharing plan (except for the payment of any health, disability and life insurance premiums which may become due and except for contributions or distributions required to be made (and not discretionary) pursuant to the terms of any Benefit Plans); or

          (o) make any change in its banking or safe deposit arrangements or grant any powers of attorney.

     6.3 Conduct of Business -- Affirmative Covenants.  Unless the prior written
         --------------------------------------------
consent of Purchaser shall have been obtained and except as otherwise contemplated herein, the Acquired Company will, and the Shareholders shall cause the Acquired Company to: (a) operate its business only in the usual, regular and ordinary course; (b) use its best efforts to preserve intact its business organization and assets and maintain its rights and franchises; (c) keep in force at no less than their present limits all existing bonds and policies of insurance or comparable replacements thereof insuring the Acquired Company and its properties; (d) promptly advise Purchaser in writing of (i) any matters arising or discovered after the date of this Agreement which, if existing or known at the date hereof, would be required to be set forth or described in this Agreement, or, (ii) the institution or the threat of any litigation involving the Acquired Company; (e) take no action which would (i) adversely affect the ability of it to obtain any necessary approvals of any Regulatory Authority required for the transactions contemplated hereby, or (ii) adversely affect the ability of the Acquired Company to perform its covenants and agreements under this Agreement; and (f) comply with all Applicable Laws.

     6.4 Adverse Changes in Condition. The Acquired Company and the Shareholders
         ----------------------------
shall give written notice promptly to Purchaser concerning any material adverse change in the business, properties, rights, operations or financial condition of the Acquired Company from the date of this Agreement until the Closing Date. The Acquired Company and the Shareholders shall use their best efforts to prevent or promptly remedy the same.

     6.5 Resignation. The Acquired Company and the Shareholders shall deliver at
         -----------
the Closing the resignation of each of the directors and officers of the Acquired Company and each trustee under any Benefit Plan maintained by the Acquired Company, such resignations to be effective immediately prior to the Closing Date.

     6.6 Examination of Property and Records;  Additional  Information.  Between
         -------------------------------------------------------------
the date of this Agreement and the Closing Date, the Acquired Company and the Shareholders will allow Purchaser, its counsel and other representatives full access to all the books, records, files, documents, assets, properties, contracts and agreements of the Acquired Company which may be requested, and the Acquired Company and the Shareholders shall furnish Purchaser, its officers and representatives during such period with all information concerning the affairs of the Acquired Company which may be requested. The Acquired Company and the Shareholders shall also make available to Purchaser the opportunity to discuss the affairs of the Acquired Company with the Acquired Company's management, employees, financial personnel, independent public accountants and legal counsel. Each Shareholder shall cooperate in all reasonable respects with Purchaser's examinations and investigations.

     6.7 Agreement as to Efforts to Consummate;  Consents and Approvals. Subject
         --------------------------------------------------------------
to the terms and conditions of this Agreement, the Acquired Company and the Shareholders shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement. Unless specifically waived by Purchaser in writing, the Acquired Company and the Shareholders shall obtain the waiver, consent and approval of all Persons whose waiver, consent or approval (a) is required in order to consummate the transactions contemplated by this Agreement or (b) is required by any Contract or Applicable Laws and (i) which would prohibit or require the waiver, consent or approval of any Person to such transactions or (ii) under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder or give rise to a right of any party thereto to terminate its obligations thereunder. Notwithstanding the foregoing, to the extent that such a waiver, consent or approval cannot be obtained without substantial expense or difficulty, the Acquired Company and the Shareholders shall confer with Purchaser before proceeding to obtain such waiver, consent or approval and Purchaser, in its sole discretion, may waive in writing the requirement of obtaining such waiver, consent or approval.

     6.8 Contact with Third Parties.  The Acquired  Company and the Shareholders
         --------------------------
recognize that Purchaser and its authorized representatives may have need to contact customers, employees, accountants, governmental bodies and other Persons having a present business or other relationship with the Acquired Company in connection with the investigation of the Acquired Company. The Acquired Company and the Shareholders consent to such contact and waive any rights they may have to inhibit or prevent such contact to the extent such contact relates to the investigation of the Acquired Company.

     6.9  Supplying  of  Financial  Statements.  The  Acquired  Company  and the
          ------------------------------------
Shareholders shall deliver to Purchaser all regularly prepared audited and unaudited financial statements of the Acquired Company prepared after the date of this Agreement, in format historically published or utilized internally (as applicable), as soon as each is available.

     6.10 No  Solicitation.  Neither the  Shareholders  nor the Acquired Company
          ----------------
will conduct any negotiations with anyone other than Purchaser (except if Purchaser notifies the Acquired Company in writing that it is no longer interested in pursuing the transaction contemplated by this Agreement) with respect to the merger, consolidation or purchase of the Acquired Company (or a significant portion of the Acquired Company's assets), nor will the Acquired Company or any of the Shareholders provide anyone potentially interested in conducting such negotiations with any information concerning the Acquired Company.

VII.     ADDITIONAL  AGREEMENTS
         ----------------------

     7.1 Cooperation. Subject to the terms and conditions of this Agreement, the
         -----------
parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws, including all relevant securities laws, to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement. The parties hereto shall use their best efforts to obtain consents of any Regulatory Authority and other third parties or governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement. Each party hereto shall cooperate with the others, and execute and deliver, or cause to be executed and delivered, all such additional instruments, including instruments of conveyance, assignment and transfer and take all such other actions as may reasonably be requested from time to time in order to effectuate the provisions and purposes of this Agreement or to ensure that each party hereto receives the full benefit of the transactions contemplated by this Agreement. Each party hereto shall endeavor in good faith and cooperate one with the other to complete the Exhibits called for by this Agreement.

     7.2 Non-Disclosure.  Prior to the Closing,  all general notices,  releases,
         --------------
statements and communications to employees, suppliers, distributors and customers of the Acquired Company and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon in writing by Purchaser, the Acquired Company and the Shareholders; provided, however, that any party shall be entitled to make a public announcement of the proposed transaction at any time if, in the written opinion of its legal counsel, such announcement is required to comply with any Applicable Laws.

     7.3 Brokers and Finders.  Purchaser represents and warrants to the Acquired
         -------------------
Company and the Shareholders, and the Acquired Company and the Shareholders, jointly and severally, represent and warrant to Purchaser, that no broker or finder has acted for it or them or any entity controlling, controlled by or under common control with it or them in connection with this Agreement. Purchaser agrees to indemnify and hold harmless the Acquired Company and the Shareholders against any fee, loss or expense arising out of any claim by any broker or finder employed or alleged to have been employed by it, and the Acquired Company and the Shareholders, jointly and severally, agree to indemnify and hold harmless Purchaser against any fee, loss, or expense arising out of any claim by any broker or finder employed or alleged to have been employed by them. This indemnification shall be separate and apart from any other indemnification provided in this Agreement and is not subject to, and is not to be included, in any limits on indemnification contained elsewhere in this Agreement.

     7.4 Confidentiality.
         ---------------

          (a) Each party to this Agreement acknowledges that from the date of this Agreement until Closing such party may receive confidential and proprietary information from one or more other parties to this Agreement. Such information, whether written or oral, includes, but is not limited to, financial, technical, permitting, operating, marketing and other information, as well as information pertaining to geographical areas and fields of business interests, identities and information about employees, consultants, vendors, suppliers, customers, and other business contacts, methods of doing business and other trade secrets (the "Confidential Information"). The Acquired Company and the Shareholders agree to keep all such Confidential Information of Purchaser secret and to maintain the confidentiality of such information indefinitely and Purchaser agrees to keep all such Confidential Information of the Acquired Company and the Shareholders secret and to maintain the confidentiality of such information until the Closing, or in the event the Closing does not occur indefinitely; provided, however, that the following shall be deemed not to be Confidential Information: (1) information lawfully obtained by a party from a third party who is not under an obligation of confidentiality with respect to such information; (2) information which is in the public domain;
     (3) information which a party can prove was independently developed by such party without the use of information which would otherwise be Confidential Information; and (4) information which the party is ordered to disclose by any court or governmental agency (provided that the party gives the other parties hereto written notice of any such judicial or administrative proceeding as soon as practical after the party learns of such proceeding).

          (b) The Confidential Information shall be used solely for the purpose of evaluating the possible transactions contemplated by this Agreement and shall not be used in any way directly or indirectly detrimental to any party hereto. Such Confidential Information may be disclosed to advisers of the parties hereto as necessary for the sole purpose of evaluating the proposed transactions contemplated by this Agreement. All persons to whom such Confidential Information is disclosed shall be informed of the confidential nature of such information and shall likewise agree to be bound by the terms of this confidentiality provision. Each party hereto agrees and recognizes that such party will be liable to the other parties hereto for any breach of this confidentiality provision by such party or any of its representatives.

          (c) Upon written request of any party hereto, or upon the termination of this Agreement, each party hereto shall promptly return to the other parties any Confidential Information obtained and shall destroy all originals and copies of any notes, analyses, compilations, studies, interpretations or other materials prepared containing or reflecting any Confidential Information.

VIII.     CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  PURCHASER.
          -----------------------------------------------------

     All of the obligations of Purchaser to consummate the transaction contemplated by this Agreement shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition and may be waived by Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Purchaser. The failure by Purchaser at any time including prior to Closing to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

     8.1   Representations   and   Warranties   of  Acquired   Company  and  the
           ---------------------------------------------------------------------
Shareholders. The representations and warranties of the Acquired Company and the Shareholders set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date, except for any such representations and warranties confined to a specified date, which shall be true and correct in all respects as of such date.

     8.2  Performance  of Agreements  and Covenants of Acquired  Company and the
          ----------------------------------------------------------------------
Shareholders.  Each and all of the  covenants  and  agreements  of the  Acquired
------------
Company and the Shareholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all respects; and a duly authorized officer of the Acquired Company and each of the Shareholders shall deliver a certificate dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth under Section 8.1 above.

     8.3 Corporate  Authorization.  All corporate action, including the approval
         ------------------------
of Purchaser's Board of Directors, necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Purchaser and the Acquired Company.

     8.4 Material  Adverse  Change.  There shall have been no  determination  by
         -------------------------
Purchaser that the consummation of the transaction contemplated by this Agreement is not in the best interests of Purchaser or its shareholders by reason of an actual or threatened material adverse change in the business, properties, rights, operations, or financial condition of the Acquired Company.

     8.5 Outstanding Stock of the Acquired Company. There shall not be more than
         -----------------------------------------
10,000 shares of Common Stock of the Acquired Company outstanding at the Closing Date.

     8.6 Actions of Governmental  Authorities;  Banking Moratorium.  There shall
         -------------------------------------  ------------------
not have been instituted or pending any action, proceeding, application, claim or counterclaim by any Regulatory Authority, and neither Purchaser, the Acquired Company nor any Shareholder shall have been notified by any such Regulatory Authority (or a representative thereof) of its present intention to commence, or recommend the commencement of, such an action or proceeding, which (a) restrains or prohibits or seeks to restrain or prohibit the consummation of the transaction contemplated by this Agreement or restrains or prohibits or seeks to restrain or prohibit the performance of this Agreement, or (b) prohibits or limits or seeks to prohibit or limit the ownership or operation by Purchaser of all or any substantial portion of the business or assets of the Acquired Company or of Purchaser or any of its subsidiaries or compels or seeks to compel Purchaser to dispose of or to hold separate all or any substantial portion of the business or assets of the Acquired Company or of Purchaser or any of its subsidiaries, or imposes or seeks to impose any material limitation on the ability of Purchaser to conduct such business or to own such assets. There shall not be in effect a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory).

     8.7 Other  Legal  Actions.  There  shall not have been any  statute,  rule,
         ---------------------
regulation, order or injunction enacted, promulgated, entered, enforced or deemed applicable to this Agreement or the transactions contemplated by this Agreement by any Regulatory Authority or court, domestic or foreign, and no claim or action for such shall have been instituted before a court, or Regulatory Authority, and such shall not have been proposed before a legislative body or Regulatory Authority that could be reasonably expected to result in any of the consequences referred to in clauses (a) or (b) of Section 8.6 above.

     8.8 Legal  Approvals.  The execution and the delivery of this Agreement and
         ----------------
the consummation of the transactions contemplated hereby shall have been approved by any Regulatory Authority whose approval is required by Applicable Laws.

     8.9 Due  Diligence.  Purchaser  shall have  completed its due diligence and
         --------------
shall be satisfied with the results thereof in its sole discretion.

     8.10  Covenants Not to Compete.  Those  Persons  identified on Exhibit 8.10
           ------------------------                                 ------------
shall have entered into Covenants Not To Compete substantially in the form set forth as Exhibit 8.10 hereto.
         ------------

     8.11 Employment Agreements.  Those Persons identified on Exhibit 8.11 shall
          ---------------------                               ------------
have entered into employment  agreements  substantially in the form set forth as
Exhibit 8.11 hereto.
------------

     8.12 Required  Deliveries.  The Acquired Company and the Shareholders shall
          --------------------
have delivered, or caused to be delivered, to Purchaser the following:

          (a) Resignations of each director and officer of the Acquired Company and resignations of each trustee of each Benefit Plan as required by
     Section 6.5;

          (b) All share certificates for Common Stock of the Acquired Company duly endorsed in blank for transfer (with signatures guaranteed and with all necessary transfer taxes paid or other revenue stamps affixed thereto);

          (c) A certificate of compliance or a certificate of good standing of the Acquired Company, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of its incorporation and any other jurisdiction which is set forth in Exhibit 3.1 hereto; and a
                                                       -----------
     certificate of tax compliance as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of its incorporation;

          (d) Certified copies of resolutions of the Board of Directors of the Acquired Company approving the transactions set forth in this Agreement;

          (e)  Certificate  of  incumbency  for  the  officers  of the  Acquired
     Company;

          (f) Satisfactory evidence of the approvals, consents and waivers described in Sections 3.10 and 3.11;

          (g) All other documents and information required to be delivered at the Closing by the Acquired Company or the Shareholders hereunder; and

          (h) Such other evidence of the performance of all covenants and satisfaction of all conditions required of the Acquired Company and the Shareholders by this Agreement, at or prior to the Closing, as Purchaser or its counsel may reasonably require.

     8.13     Indemnification  Agreement.  The  Shareholders  shall have entered
              --------------------------
into an Indemnification Agreement substantially in the form set forth as Exhibit
                                                                         -------
8.13  hereto.
----

IX.     CONDITIONS  PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY AND THE
        ------------------------------------------------------------------------
SHAREHOLDERS.
------------

     All of the obligations of the Acquired Company and the Shareholders to consummate the transaction contemplated by the Agreement shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of the Acquired Company and the Shareholders and may be asserted by the Acquired Company or the Shareholders regardless of the circumstances giving rise to any such condition and may be waived by the Acquired Company or the Shareholders, in whole or in part, at any time and from time to time, in the sole discretion of the Acquired Company or the Shareholders for purposes of consummating the transactions contemplated herein. The failure by the Acquired Company or the Shareholders at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

     9.1 Representations  and Warranties.  The representations and warranties of
         -------------------------------
Purchaser set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date, except for any such representations and warranties confined to a specified date, which shall be true and correct in all respects as of such date.

     9.2 Performance of Agreements and Covenants.  Each and all of the covenants
         ---------------------------------------
and agreements of Purchaser to be performed and complied with pursuant to this Agreement, and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all respects; and a duly authorized officer of Purchaser shall deliver a certificate dated as of the Closing Date certifying to the fulfillment of this condition and the condition set forth under Section 9.1 above.

     9.3 Corporate  Authorization.  All corporate  action necessary to authorize
         ------------------------
the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Purchaser.

     9.4  Actions  of  Governmental  Authorities.  There  shall  not  have  been
          --------------------------------------
instituted or pending any action, proceeding, application, claim or counterclaim by any Regulatory Authority, and neither Purchaser, the Acquired Company nor any Shareholder shall have been notified by any such Regulatory Authority (or a representative thereof) of its present intention to commence, or recommend the commencement of, such an action or proceeding, which restrains or prohibits or seeks to restrain or prohibit the consummation of the transaction contemplated hereby or restrains or prohibits or seeks to restrain or prohibit the performance of this Agreement.

     9.5 Other  Legal  Actions.  There shall not have been any  Applicable  Laws
         ---------------------
enacted, promulgated, entered, enforced or deemed applicable to the transaction contemplated hereby or this Agreement by any Regulatory Authority or court, and no claim or action for such shall have been instituted before a court or Regulatory Authority, and such shall not have been proposed before a legislative body or Regulatory Authority that could be reasonably expected to result in any of the consequences referred to in Section 9.4 above.

     9.6 Legal  Approvals.  The execution and the delivery of this Agreement and
         ----------------
the consummation of the transactions contemplated hereby shall have been approved by any Regulatory Authority whose approval is required by Applicable Laws.

9.7     Required Deliveries.  Purchaser shall have delivered to the Shareholders
        -------------------
the  following:

          (a) the consideration for the purchase of all of the Common Stock of the Acquired Company as specified in Section 2.2;

          (b) Satisfactory evidence of the approvals described in Section 5.4;

          (c) Certified copy of resolutions of the Board of Directors of Purchaser approving the transaction contemplated by this Agreement;

          (d) Certificate of incumbency of the officers of Purchaser who are executing this Agreement and the other documents contemplated hereunder;

          (e) All other documents and information required to be delivered at the Closing by Purchaser; and

          (f) Such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser by this Agreement at or before the Closing as the Shareholders or their counsel may reasonably require.

X.     CLOSING
       -------

10.1     Time  and  Place of Closing.  The Closing will take place at 10:00 a.m.
         ---------------------------
on October 30, 1998, or at such other time as the parties hereto may mutually agree (the "Closing Date"). The Closing shall take place at the offices of Purchaser or at such other place as the parties hereto may mutually agree.

XI.     SURVIVAL (OR NON-SURVIVAL) OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
        ------------------------------------------------------------------------
INDEMNIFICATION.
---------------

     11.1  Non-Survival  of  Representations,  Warranties  and  Covenants of the
           ---------------------------------------------------------------------
Acquired Company. All  representations,  warranties,  agreements,  covenants and
----------------
obligations made or undertaken by the Acquired Company in this Agreement or in any document or instrument executed and delivered pursuant hereto shall not survive the Closing and, following the Closing, the Acquired Company shall have no liability whatsoever with respect to any such representations, warranties, agreements, covenants or obligations. Prior to Closing, the Acquired Company agrees to indemnify and hold Purchaser harmless from and against all liability, loss, damages or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by Purchaser arising from breach of any representation, warranty or covenant of the Acquired Company contained in this Agreement or any certificate or other instrument furnished or to be furnished by the Acquired Company hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) which if true would be such a misrepresentation or breach.

     11.2  Survival  of   Representations,   Warranties  and  Covenants  of  the
           -------------------------------------------------------------------
           Shareholders; Indemnification by the Shareholders.
           -------------------------------------------------

          (a) All representations, warranties, agreements, covenants and obligations made or undertaken by the Shareholders in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Purchaser, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto.

          (b) The Shareholders, jointly and severally, agree to indemnify and hold Purchaser harmless from and against all liability, loss, damages or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by
     Purchaser arising from (i) breach of any representation, warranty, agreement, covenant or obligation of, any Shareholder contained in this Agreement or any certificate or other instrument furnished or to be furnished by any Shareholder hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) which if true would be such a breach; (ii) any suit, action, proceeding, claim or investigation pending or threatened against or affecting the Acquired Company that arises from any matter or state of facts existing at or prior to Closing, regardless of whether it is disclosed; or (iii) any claim against or liability of the Acquired Company, which accrued prior to the Closing, to the extent not accrued or reserved against in the Interim Financial Statements. In connection with this indemnification, the
     Shareholders agree that they will not seek, and they will not have, any right of reimbursement, indemnity, contribution or similar right against the Acquired Company.

          (c) Any examination, inspection or audit of the properties, financial condition or other matters of the Acquired Company and its business conducted by Purchaser through the Closing Date shall in no way limit, affect or impair the ability of Purchaser to rely upon the representations, warranties, covenants and obligations set forth herein.

     11.3 Survival of  Representations,  Warranties  and Covenants of Purchaser;
          ----------------------------------------------------------------------
          Indemnification by Purchaser.
          ----------------------------

          (a) All representations, warranties, agreements, covenants and obligations made or undertaken by Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by the Acquired Company and the Shareholders and shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto.

          (b) Purchaser agrees to indemnify and hold the Acquired Company and the Shareholders harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by the Acquired Company or the Shareholders arising from breach of any representation, warranty, agreement, covenant or obligation of Purchaser contained in this Agreement or any certificate or other instrument furnished or to be furnished by Purchaser hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) which if true would be such a breach.

     11.4     Limitations of Liability.  The maximum amount that any party shall
              ------------------------
be obligated to pay hereunder in connection with one or more claims for indemnification under this Agreement shall not exceed in the aggregate the total amount of the purchase price as calculated under Section 2.2 hereof.

XII.     TERMINATION.
         -----------

     12.1 Method of  Termination.  This  Agreement  constitutes  the binding and
          ----------------------
irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth herein, and
(b) expenditures and obligations incurred and to be incurred by Purchaser, on the one hand, and by the Acquired Company and the Shareholders, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as set forth in Section 12.2.

     12.2 Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing Date:

          (a) by mutual written consent of the Acquired Company, and Purchaser, properly authorized by their respective Boards of Directors;

          (b) by Purchaser if, as set forth in Section 2.3, Purchaser shall for any reason decide, in its sole discretion, that the transactions contemplated by this Agreement are not suitable or in its best interest and shall provide written notice to the Shareholders of its decision to terminate this Agreement at any time prior to 5:00 p.m. (EDT) on October 16, 1998;

          (c) by Purchaser or the Acquired Company, upon written notice to the other, (i) if the Closing Date shall not have occurred within forty-five
     (45) days from the date of this Agreement, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein required to be performed or observed by such party at or before the Closing Date; (ii) 90 days after the date on which any application for regulatory approval prerequisite to the consummation of the transactions contemplated hereby shall have been denied, or withdrawn at the request or recommendation of the applicable Regulatory Authority, unless within such 90-day period a petition for rehearing or an amended application has been filed with such applicable Regulatory Authority or a party hereto notifies the other party of its intent to file such a petition or application within such 90-day period in which event the right to terminate this Agreement shall be reinstated 60 days following the completion or abandonment of all administrative, or judicial proceedings to which any of the parties hereto is entitled; provided, however, that nothing in this subparagraph (ii) shall be construed as limiting any parties' right to terminate this Agreement in accordance with the provisions of subparagraph (i) of this paragraph if the Closing Date shall not have occurred within forty-five (45) days from the date of this Agreement unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein required to be performed or observed by such party at or before the Closing Date;

          (d) by Purchaser, upon written notice to the Acquired Company, if there shall have been any breach of any covenant, representation, warranty or other obligation of the Acquired Company hereunder and such breach shall not have been remedied within 30 days after receipt by the Acquired Company of notice in writing from Purchaser, specifying the nature of such breach and requesting that it be remedied;

          (e) by the Acquired Company, upon written notice to Purchaser, if there shall have been any breach of any covenant, representation, warranty or other obligation of Purchaser hereunder and such breach shall not have been remedied within 30 days after receipt by Purchaser of notice in writing from the Acquired Company specifying the nature of such breach and requesting that it be remedied; or

          (f) by Purchaser, upon written notice to the Acquired Company, if there shall have occurred any material adverse change in the business, properties, rights, operations, or financial condition of the Acquired Company and such material adverse change shall not have been remedied within 30 days after receipt by the Acquired Company of notice in writing from Purchaser specifying the nature of such material adverse change and requesting that it be remedied.

     12.3 Effect of Termination. In the event of a termination of this Agreement
          ---------------------
pursuant to Section 12.2(a) or (b) hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of any other termination, the parties shall retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder.

XIII.     GENERAL  PROVISIONS.
          -------------------

     13.1  Notices.  All  notices,  requests,  demands and other  communications
           -------
hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged addressed as follows:

          (a) If to the Acquired Company:

              Strike  It  Rich  Bingo,  Inc.
              3207-19th  Street
              Lubbock,  TX  79410
              Attn:  Gary  Mike  Ehler

              with  a  copy  to:

              Clifford, Field, Krier, Manning, Greak & Stone, P.C. 2112 Indiana Avenue
              Lubbock,  TX  79410
              Attn:  Stephen  J.  Stone

          (b) If to the Shareholders:

              Gary  Mike  Ehler
              3207-19th  Street
              Lubbock,  TX  79410

          (c) If to Purchaser:

              American  Bingo  &  Gaming  Corp.
              1440  Charleston  Highway
              West  Columbia,  SC  29169
              Attn:  Richard  M.  Kelley
              with  a  copy  to:

              Nelson  Mullins  Riley  &  Scarborough,  L.L.P.
              1330  Lady  Street,  3rd  Floor
              P.O.  Box  11070
              Columbia,  SC  29211
              Attn:  Daniel  J.  Fritze,  Esquire

          (d) If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery.

          (e) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
     Section 13.1.

     13.2  Expenses.  Except to the  extent  set forth in  Sections  7.3 or 12.3
           --------
hereof, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the closing of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred the same.

     13.3 Risk of Loss.  Purchaser  shall assume no risk of loss with respect to
          ------------
the Acquired Company prior to the Closing Date.

     13.4 Waiver. Any failure on the part of any party hereto to comply with any
          ------
of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     13.5 Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

     13.6 Assignment.  This Agreement and the respective  rights and obligations
          ----------
of the Shareholders and the Acquired Company hereunder may not be assigned by the Shareholders or the Acquired Company without the prior written consent of Purchaser. This Agreement and Purchaser's rights and obligations hereunder may be freely assigned by Purchaser without the consent of any other party.

     13.7  Heading,  etc.  Headings are for  convenience  only and do not affect
           -------------
interpretation of this Agreement. The following rules of interpretation apply unless the context requires otherwise:

          (a) The singular includes the plural and conversely.

          (b) A gender includes all genders.

          (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

          (d) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

          (e) A reference to conduct includes, without limitation, any omission, representation, statement or undertaking, whether or not in writing.

          (f) Any statement made by a party on the basis of its knowledge, belief or awareness, is made on the basis that the party has, in order to establish that the statement is true and not misleading in any respect:

               (i) made all reasonable inquiries of any officers, managers, employees, agents, representatives and other Persons who could reasonably be expected to have information relevant to the matters to which the statement relates; and

               (ii) where those inquiries would have prompted a reasonable Person to make further inquiries, made those further inquiries, and that, as a result of those inquiries, the party has no reason to doubt that the statement is true and not misleading in any respect.

     13.8 Entire  Agreement.  This Agreement  constitutes  the entire  agreement
          -----------------
among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     13.9 Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the laws of the State of Texas, without regard to choice of law principles.

     13.10  Counterparts.  This  Agreement  may  be  executed  in  two  or  more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.11 No Agreement Until  Executed.  This Agreement shall not constitute or
           ----------------------------
be deemed to evidence a contract or agreement among the parties hereto unless and until executed by all parties hereto irrespective of negotiations among the parties or the exchanging of drafts of this Agreement.

     13.12  Severability.  Any  term or  provision  of this  Agreement  which is
            ------------
invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms or provisions hereof, and any such invalidity or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that any such invalidity or unenforceability does not deny any party hereto any of the basic benefits of the bargain contemplated by this Agreement.

     13.13  No  Reliance.  No  third  party  is  entitled  to rely on any of the
            ------------
representations, warranties and agreements contained in this Agreement.

     13.14  Confidentiality.  The parties  hereto  agree to keep this  Agreement
            ---------------
confidential, as well as any information or document obtained by either party in connection with this transaction, except to the extent disclosure is required to or by any government agency or regulatory or quasi-regulatory body.

     13.15 Joint  Draftsmanship.  The  preparation  of this Agreement has been a
           --------------------
joint effort of the parties and this Agreement shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

     13.16 Time of Essence. Time is of the essence in this Agreement.
           ---------------

IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

               AMERICAN  BINGO  &  GAMING  CORP.
               "PURCHASER"

               By: /s/ Andre  M.  Hilliou
                  -----------------------
               Name    Andre  M.  Hilliou
                       ------------------
               Title:  CEO
                       ---

               STRIKE  IT  RICH  BINGO,  INC.
               "ACQUIRED  COMPANY"

               By: /s/ Mike  Ehler
                   ---------------
               Name:   Mike  Ehler
                       -----------
               Title:  President
                       ---------

               SHAREHOLDERS:

               /s/  Mike  Ehler
               ----------------------
                    Gary  Mike  Ehler

                                    GLOSSARY
                                     TO THE
                              ACQUISITION AGREEMENT

The  following  definitions  apply  unless  the  context  requires  otherwise.

ABG  COMMON  STOCK  shall  have  the  meaning  set  forth  in  Section  2.2(a).

ACQUIRED  COMPANY  shall  mean  Strike It Rich Bingo, Inc., a Texas corporation.

AGREEMENT shall mean this Acquisition Agreement and the Exhibits attached hereto.

APPLICABLE LAWS shall mean all applicable (i) statutes, ordinances or other legislative enactments of the United States of America or other country or foreign government, or of any state or political subdivision or agency thereof (including any county, municipal or other local subdivisions), (ii) rules, regulations, orders, permits, directives or other actions or approvals of any Regulatory Authority, and (iii) judgments, awards, orders, decrees, writs and injunctions of any court, Regulatory Authority or arbitrator.

BENEFIT  PLANS  shall  have  the  meaning  set  forth  in  Section  3.19(a).

CLOSING  shall  have  the  meaning  set  forth  in  Section  10.1.

CLOSING DATE shall mean the date on which the Closing occurs pursuant to Section 10.1.

CODE  shall  mean  the  Internal  Revenue  Code  of  1986,  as  amended.

COMMON STOCK shall mean the common stock, $0.10 par value per share, of the Acquired Company.

CONFIDENTIAL  INFORMATION  shall  have  the  meaning  set  forth in Section 7.4.

CONTRACT shall mean any contract, lease, license, agreement, promissory note, debt instrument, commitment, arrangement, undertaking or understanding, whether written or verbal, conditional or unconditional, and including without limitation each and every amendment, modification or supplement to any of them.

COVENANTS NOT TO COMPETE shall mean the Covenants Not to Compete among Purchaser, the Acquired Company, and each of the Persons identified on Exhibit
                                                                         -------
8.10,  substantially in the forms attached as Exhibit 8.10, each of which may be
----                                          ------------
individually  referred  to  as  a  "Covenant  Not  to  Compete."

DOL  shall  mean  the  United  States  Department  of  Labor.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

ERISA AFFILIATE shall mean, with respect to a Person, any other Person which is required to be aggregated with such Person under Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing Date.

ERISA  PLAN  shall  have  the  meaning  set  forth  in  Section  3.19(a).

HAZARDOUS  SUBSTANCE  shall  have  the  meaning  set  forth  in  Section  3.21.

INTELLECTUAL PROPERTY shall mean all patents, trademarks, trade names, service marks, service names, brand names, logos, designs, goodwill, proprietary information, copyrights, licenses and registrations thereof and applications therefor, or other rights in respect thereof owned, used, or held for use, by the Acquired Company, and software, know-how, trade secrets, processes, procedures or any other intellectual property rights owned, used, held by, or licensed to the Acquired Company.

INTERIM FINANCIAL STATEMENTS shall have the meaning set forth in Section 3.6(a).

IRS  shall  mean  the  United  States  Internal  Revenue  Service.

LIEN shall mean any mortgage, deed of trust, conveyance to secure debt, pledge, lien, security interest, claim, encumbrance, charge, option, equity, right, proxy, voting or other agreement which in any way limits or restricts any right of ownership of the assets and properties of the Acquired Company.

1996 AND 1997 FINANCIAL STATEMENTS shall have the meaning set forth in Section 3.6(a).

PBGC shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

PERMITS shall mean approvals, consents, permissions, licenses, certificates, permits, franchises, rights and other authorizations.

PERSON shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

PURCHASER  shall  mean  American  Bingo  & Gaming Corp., a Delaware corporation.

REAL  PROPERTY  shall  have  the  meaning  set  forth  in  Section  3.21.

REGULATORY AUTHORITY shall mean any national, federal, state, county, municipal or local government, department, commission, board, agency, taxing authority or other governmental, administrative or regulatory body (whether of the United States of America or any other country or foreign government).

SEC  shall  mean  the  Securities  and  Exchange  Commission.

SECURITIES  ACT  OF  1933  shall  mean  the  Securities Act of 1933, as amended.

SHAREHOLDERS shall mean Gary Mike Ehler, who may be referred to individually as a "Shareholder".

TAXES shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) including federal, state, city, county, foreign or other income, franchise, capital stock, real property, personal property, tangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, gross receipts and all other taxes of any kind for which the Acquired Company may have any liability imposed by the United States or any state, county, city, or other taxing agency or jurisdiction therein, or by any other country or foreign government or subdivision or agency thereof, whether disputed or not.

                                  LIST OF EXHIBITS

EXHIBITS
---------

   3.1     List of Jurisdiction of Incorporation and Jurisdictions Where Registered

   3.3     Capitalization

   3.4     List of Equity Investments

3.6(a)     Financial Statements

3.6(b)     List of Liabilities and List of Defaults

3.6(d)     Shareholder Loans and Off-Balance Sheet Undertakings

   3.7     List of Tax Matters

   3.8     List of Tangible Assets and Leases; List of Encumbrances

   3.9     List of Violations of Instruments

  3.10     List of Required Governmental Consents

  3.11     List of Other Required Consents

  3.12     List of Changes

  3.13     List of Litigation

  3.14     List of Permits

  3.15     List of Noncompliance with Laws

  3.16     List of Contracts

  3.17     List of Intellectual Property

  3.18     List of Employees, Independent Contractors, Salaries, Rates, Employee Loans or
           Advances, and Labor Matters

  3.19     List of Benefit Plans

  3.21     List of Insurance Matters

                                       41

  3.22     List of Related Party Relationships

  3.24     Bank Accounts

   5.3     List of Purchaser's Violation of Instruments

  8.10     Persons to Enter into Covenants Not to Compete; Form of Covenant Not to Compete

  8.11     Persons to Enter into Employment Agreements; Form of Employment Agreement

  8.13     Form of Indemnification Agreement

                          MATERIAL DIFFERENCES BETWEEN
              ACQUISITION AGREEMENT FOR STRIKE IT RICH BINGO, INC. AND ACQUISITION AGREEMENTS FOR FIVE RELATED ENTITIES

Acquisition  Agreements  for  Five  Related  Entities:
-----------------------------------------------------

1. Acquisition Agreement dated October 30, 1998 by and between American Bingo & Gaming Corp., The Samaritan Associates, Inc. and Gary Mike Ehler for the acquisition of The Samaritan Associates, Inc. by American Bingo & Gaming Corp.

2. Acquisition Agreement dated October 30, 1998 by and between American Bingo & Gaming Corp., Meeks Management Company and Gary Mike Ehler for the acquisition of Meeks Management Company by American Bingo & Gaming Corp.

3. Acquisition Agreement dated October 30, 1998 by and between American Bingo & Gaming Corp., Lavaca Enterprises, Incorporated and Gary Mike Ehler for the acquisition of Lavaca Enterprises, Incorporated by American Bingo & Gaming Corp.

4. Acquisition Agreement dated October 30, 1998 by and between American Bingo & Gaming Corp., Lucky Bingo, Inc. and Gary Mike Ehler for the acquisition of Lucky Bingo, Inc. by American Bingo & Gaming Corp.

5. Acquisition Agreement dated October 30, 1998 by and between American Bingo & Gaming Corp., Parkway Bingo, Inc. and Gary Mike Ehler for the acquisition of Parkway Bingo, Inc. by American Bingo & Gaming Corp.


Material  Differences:
---------------------

1. Changes to paragraph 2.2 of the Acquisition Agreement to reflect the different consideration paid by American Bingo & Gaming Corp. for each entity.

                                    CASH     STOCK    TOTAL
                                  --------  -------  --------
The Samaritan Associates, Inc.    $700,000  $50,000  $750,000
Meeks Management Company          $715,000  $50,000  $765,000
Lavaca Enterprises, Incorporated  $555,000  $40,000  $595,000
Lucky Bingo, Inc.                 $100,000  $10,000  $110,000
Parkway Bingo, Inc.               $515,000  $35,000  $550,000